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                                                                    EXHIBIT 12.1


                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                                  (In millions)

                                             Year Ended         Year Ended       Year Ended         Year Ended       Year Ended
                                            June 30, 2001     June 30, 2000     June 30, 1999     June 30, 1998     June 30, 1997
                                            -------------     -------------     -------------     -------------     -------------
Consolidated pre-tax income (loss)              $ 56.7            $ 79.4            $ 33.2            $  6.0            $(15.9)
Interest Expense                                  74.6              67.1              77.6              77.5              52.0
Interest portion of rent expense(a)               12.6              11.1               9.8               9.4               8.5
                                                ------            ------            ------            ------            ------
Earnings                                        $143.9            $157.6            $120.6            $ 92.9            $ 44.6
                                                ======            ======            ======            ======            ======

Interest Expense                                $ 74.6            $ 67.1            $ 77.6            $ 77.5            $ 52.0
Interest portion of rent expense(a)               12.6              11.1               9.8               9.4               8.5
                                                ------            ------            ------            ------            ------
Fixed charges                                   $ 87.2            $ 78.2            $ 87.4            $ 86.9            $ 60.5
                                                ======            ======            ======            ======            ======
Ratio of earnings to fixed charges                1.7x              2.0x              1.4x              1.1x               N/A
Deficiency of earnings to cover
  fixed charges                                     --                --                --                --            $ 15.9

(a) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period.